Exhibit 99.4

Press release

RBC Bearings Incorporated Announces New $150 Million 5-year Revolving Credit Facility

Oxford, CT — June 27, 2006 — RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today announced the establishment of a new $150 million 5-year senior secured revolving credit facility. The new facility provides more favorable terms and conditions, better pricing and improves the Company’s liquidity.

Terms of the facility include a $150 million revolver with an option to borrow an additional $75 million under certain circumstances. The facility pricing is grid based, with initial pricing that is approximately 175 basis points lower than the Company’s prior credit facility. The new credit facility will be used to fund working capital and potential acquisitions.

“The successful syndication of this bank facility is a vote of confidence from our bank group in our operations and our growth prospects,” said Dr. Michael J. Hartnett, Chairman, President and Chief Executive Officer. “The new facility provides us with increased flexibility and will allow us to continue to drive improvements across the company, execute on our growth strategy and increase shareholder value.”

The Company used approximately $78 million of borrowings under the new credit facility to retire $78 million of term loan debt outstanding in its prior credit facility and replaced $21 million of outstanding letters of credit. As a result, in the first quarter fiscal 2007, the Company will record a non-cash, after-tax charge of approximately $2.2 million or $0.11 per share in deferred debt issuance costs associated with the early termination of the facility that was replaced. After-tax cash interest savings from the deal, assuming an average borrowing under the new facility of $78 million and outstanding letters of credit of $21 million, will be approximately $1.1 million or $0.05 per share in fiscal 2007. As of June 27, 2006, the Company had approximately 21.0 million fully diluted shares outstanding.

Co-Lead Arrangers and Joint Book Runners for the transaction were KeyBanc Capital Markets and JP Morgan Securities Inc. For further information, please see the Company’s most recent filings with the Securities and Exchange Commission.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,700 people in 18 facilities located throughout North America and Europe.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.”  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items, any statement of the plans, strategies and objectives of management for future operations; any statements concerning liquidity or future financial flexibility; any statements of belief; characterization of the Company’s ability to control contingent liabilities; any anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may”, “estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10K for the fiscal year ended April 1, 2006 and other filings made by the Company with the Securities and Exchange Commission. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings
Daniel A. Bergeron
203-267-5028
dbergeron@rbcbearings.com

Ashton Partners
Lauren Murphy
800-281-1163
investors@rbcbearings.com